Exhibit 99.1

Aterian Reports 2025 Third Quarter Financial Results and Reiterates Guidance

Produced Higher Margins, Lower Operating Expenses, and Significantly Narrowed Losses Compared to Q2 2025

New Product Introductions and Sales Channel Expansion Broadening Market Reach

SUMMIT, NEW JERSEY, November 13, 2025 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”), a consumer products company, today announced financial results for the third quarter ended September 30, 2025 (“Q3 2025”) and reiterated net revenue and Adjusted EBITDA guidance for the six months ending December 31, 2025.

"Our team has executed with precision and purpose along multiple fronts, with a focus on expense control, margin enhancement, sales channel expansion, new product introductions, and sourcing diversification,” said Arturo Rodriguez, Chief Executive Officer. “Although we have endured some revenue challenges primarily related to tariffs, our success in executing these strategies drove significant improvements in Operating expenses, margin, and Adjusted EBITDA loss when compared to the second quarter of 2025. We secured new digital shelf space at some of the nation’s leading retailers and entered the consumables market with two new products to date, each of which extends from a trusted Aterian brand and carries an attractive margin profile and recurring revenue opportunities.”

Mr. Rodriguez concluded, “Our efforts to date have positioned Aterian to meet its goals for 2025 and given us confidence in our ability to deliver improved performance beginning in 2026.”

Josh Feldman, Chief Financial Officer, commented, “When compared to the second quarter of 2025, our Q3 2025 gross margin improved by 180 bps, our contribution margin doubled, and we narrowed our Adjusted EBITDA loss by over 80%. We remain confident in our ability to meet our financial forecasts for the second half of 2025. We expect to realize further operational efficiencies in 2026 when our previously announced workforce reductions and vendor savings initiatives fully take hold. We also expect a working capital benefit in 2026 as we draw down inventory purchased in advance of tariffs to meet anticipated customer demand.”

Third Quarter 2025 Highlights

All comparisons are to the third quarter ended September 30, 2024 (“Q3 2024”)

●	Net revenue was $19.0 million compared to $26.2 million, primarily reflecting the overall macroeconomic environment and lower unit volume on certain products due to price increases related to tariffs.
●	Gross margin was 56.1% compared to 60.3%, reflecting a change in product mix and impact of tariffs on pricing and cost of goods sold.
●	Contribution margin was 15.5% compared to 17.0%.
●	Total operating expenses declined to $12.7 million from $17.6 million, reflecting the impact of the Company’s previously announced cost reduction initiatives.
●	Operating loss was $(2.0) million compared to an operating loss of $(1.7) million.
●	Net loss was $(2.3) million compared to a net loss of $(1.8) million.
●	Adjusted EBITDA loss was $(0.4) million compared to Adjusted EBITDA gain of $0.5 million.
●	Total cash balance at September 30, 2025 was $7.6 million compared to $18.0 million at December 31, 2024.

Select Operating Highlights To Date

●	Launched select offerings from hOmeLabs, Squatty Potty, PurSteam, Mueller Living, and Photo Paper Direct on BestBuy.com
●	Introduced Squatty Potty wipes in the United States on Amazon.com and www.squattypotty.com and in the United Kingdom at www.Amazon.co.uk.
●

Received an Orchestrators Innovation Award from Genesys®, a global cloud leader in AI-powered experience orchestration, recognizing the Company’s implementation of AI to enhance customer service and improve operating efficiencies.

●	Launched select offerings from hOmeLabs, Squatty Potty, PurSteam, Mueller Living, and Photo Paper Direct on www.BedBathandBeyond.com.
●

Introduced Tallow Skin Care line of beef tallow-based scented and unscented balms and salves under the Healing Solutions® brand. These products are available for sale in the United States on Amazon.com, Walmart.com and www.healingsolutions.com.

●	Launched the hOmeLabs brand line of dehumidifiers, which are now available on homedepot.com.

Reiterates Guidance

The Company reiterated that it expects net revenue for the six months ending December 31, 2025 of $36 million to $38 million, and Adjusted EBITDA of $0 to a loss of $(1.0) million. This compares to net revenues of $34.8 million and an Adjusted EBITDA loss of $(4.7) million for the six months ended June 30, 2025.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, November 13, 2025, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. Investors interested in participating in the live call can dial:

●	(800) 715-9871 (Domestic)
●	(646) 307-1963 (International)

Passcode: 6644814

Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the investors section of the Aterian corporate website.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and adjusted EBITDA is net loss and we are reporting a net loss for the quarter ending September 30, 2025 due primarily to our operating losses, which includes stock-based compensation expense, and interest expense. We are unable to reconcile the forward-looking statements of EBITDA and adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a consumer products company that builds and acquires leading e-commerce brands with top-selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon, Walmart and Target in the U.S. and on its own direct to consumer websites. Our primary brands include Squatty Potty, hOmeLabs, Mueller Living, PurSteam, Healing Solutions and Photo Paper Direct.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our ability to continue to successfully implement our tariff mitigation and cost optimization plans, and to realize the anticipated financial and operating benefits in the fourth quarter of 2025 and beyond, even under prolonged tariff pressure and an inflationary environment. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, the effect of tariffs and other costs on our results, our ability to continue to operate following our reduction in workforce, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to maintain Amazon’s Prime badge on our seller accounts or reinstate the Prime badge in the event of any removal of such badge by Amazon; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

The Equity Group

Devin Sullivan

Managing Director

dsullivan@theequitygroup.com

Conor Rodriguez

Associate

crodriguez@theequitygroup.com

ATERIAN, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$7,588	$17,998
Accounts receivable, net	2,464	3,782
Inventory	17,157	13,749
Prepaid and other current assets	3,218	3,190
Total current assets	30,427	38,719
Property and equipment, net	735	685
Intangibles, net	8,584	9,757
Other non-current assets	403	381
Total assets	$40,149	$49,542
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Credit facility	$6,243	$6,948
Accounts payable	4,552	3,080
Seller notes	368	466
Accrued and other current liabilities	6,117	8,804
Total current liabilities	17,280	19,298
Other liabilities	229	227
Total liabilities	17,509	19,525
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 10,207,835 and 8,750,741 shares outstanding at September 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	745,871	742,591
Accumulated deficit	(722,714)	(711,677)
Accumulated other comprehensive loss	(526)	(906)
Total stockholders’ equity	22,640	30,017
Total liabilities and stockholders' equity	$40,149	$49,542

ATERIAN, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$19,021	$26,239	$53,843	$74,438
Cost of goods sold	8,350	10,411	23,182	28,550
Gross profit	10,671	15,828	30,661	45,888
Operating expenses:
Sales and distribution	9,835	13,912	31,853	42,288
General and administrative	2,879	3,646	9,052	13,812
Total operating expenses	12,714	17,558	40,905	56,100
Operating loss	(2,043)	(1,730)	(10,244)	(10,212)
Interest expense, net	259	189	656	741
Change in fair value of warrant liabilities	(18)	(161)	(108)	(730)
Other (income) expense, net	(22)	225	195	275
Loss before income taxes	(2,262)	(1,983)	(10,987)	(10,498)
Provision (benefit) for income taxes	19	(210)	50	66
Net loss	$(2,281)	$(1,773)	$(11,037)	$(10,564)
Net loss per share, basic and diluted	$(0.28)	$(0.25)	$(1.42)	$(1.51)
Weighted-average number of shares outstanding, basic and diluted	8,207,318	7,166,612	7,781,132	6,977,262

ATERIAN, INC.

Condensed Consolidated Statement of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(11,037)	$(10,564)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,218	1,279
Provision for sales returns	(89)	86
Amortization of deferred financing cost and debt discounts	116	160
Stock-based compensation	1,636	6,394
Deferred tax expense	—	(5)
Change in inventory provisions	543	(1,653)
Change in fair value of warrant liabilities	(108)	(730)
Allowance for credit losses	(147)	—
Changes in assets and liabilities:
Accounts receivable	1,465	966
Inventory	(3,951)	5,482
Prepaid and other current assets	(67)	486
Accounts payable, accrued and other liabilities	568	273
Cash (used in) provided by operating activities	(9,853)	2,174
INVESTING ACTIVITIES:
Purchase of fixed assets	(46)	(42)
Purchase of minority equity investment	—	(200)
Cash used in investing activities	(46)	(242)
FINANCING ACTIVITIES:
Repayments on seller notes	(113)	(633)
Borrowings from MidCap credit facilities	36,176	44,386
Repayments for MidCap credit facilities	(37,025)	(48,976)
Insurance obligation payments	(611)	(498)
Insurance financing proceeds	706	—
Cash used in financing activities	(867)	(5,721)
Foreign currency effect on cash and restricted cash	350	313
Net change in cash and restricted cash for the period	(10,416)	(3,476)
Cash and restricted cash at beginning of year	19,143	22,195
Cash and restricted cash at end of period	$8,727	$18,719
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	7,588	16,071
Restricted cash—Prepaid and other current assets	1,009	2,519
Restricted cash—Other non-current assets	130	129
TOTAL CASH AND RESTRICTED CASH	$8,727	$18,719

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$728	$966
Cash paid for taxes	$50	$151
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$—	$620
Non-cash minority equity investment	$—	$50

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, product remediation costs, changes in fair-market value of warrant liability, restructuring expenses, and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”) to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as general and administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

●	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
●	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
●

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

●	changes in cash requirements for our working capital needs; or
●	changes in fair value of warrant liabilities

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●	general and administrative expense necessary to operate our business;
●	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
●	changes in fair value of warrant liabilities

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Gross Profit	$10,671	$15,828	$30,661	$45,888
Less:
Product remediation costs(1)	425	—	425	—
E-commerce platform commissions, online advertising, selling and logistics expenses	(8,139)	(11,364)	(24,561)	(33,709)
Contribution margin	$2,957	$4,464	$6,525	$12,179
Gross Profit as a percentage of net revenue	56.1%	60.3%	56.9%	61.6%
Contribution margin as a percentage of net revenue	15.5%	17.0%	12.1%	16.4%

(1)

During the three months ended September 30, 2025, the Company accrued approximately $0.4 million for estimated costs associated with addressing a product performance matter involving certain houseware appliances that the Company ceased selling during the year ended December 31, 2024. These costs are included in cost of goods sold on the Condensed Consolidated Statement of Operations.

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Net loss	$(2,281)	$(1,773)	$(11,037)	$(10,564)
Add:
Provision (benefit) for income taxes	19	(210)	50	66
Interest expense, net	259	189	656	741
Depreciation and amortization	406	421	1,218	1,279
EBITDA	(1,597)	(1,373)	(9,113)	(8,478)
Other (income) expense, net	(22)	225	195	275
Change in fair market value of warrant liabilities	(18)	(161)	(108)	(730)
Restructuring expense(1)	49	(10)	1,844	565
Product remediation costs(2)	425	—	425	—
Stock-based compensation expense	731	1,806	1,636	6,394
Adjusted EBITDA	$(432)	$487	$(5,121)	$(1,974)
Net loss as a percentage of net revenue	(12.0)%	(6.8)%	(20.5)%	(14.2)%
Adjusted EBITDA as a percentage of net revenue	(2.3)%	1.9%	(9.5)%	(2.7)%

(1)	Restructuring expenses include non-recurring employee severance costs relating to the Company reorganization executed during the three and nine months ended September 30, 2025 and 2024.
(2)

During the three months ended September 30, 2025, the Company accrued approximately $0.4 million for estimated costs associated with addressing a product performance matter involving certain houseware appliances that the Company ceased selling during the year ended December 31, 2024. These costs are included in cost of goods sold on the Condensed Consolidated Statement of Operations.

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.         Launch phase: During this phase, we leverage technology and market data to target opportunities. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii         Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.       Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables present our results of operations for the three- and nine-month periods ended September 30, 2025 and 2024, broken down by product phase (in thousands):

	Three months ended September 30, 2025
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$18,796	$225	$—	$—	$—	$19,021
Cost of goods sold	7,855	70	425	—	—	8,350
Gross profit	10,941	155	(425)	—	—	10,671
Operating expenses:
Sales and distribution expenses	7,949	189	—	1,649	48	9,835
General and administrative	—	—	—	2,196	683	2,879

	Three months ended September 30, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$24,704	$603	$932	$—	$—	$26,239
Cost of goods sold	9,923	169	319	—	—	10,411
Gross profit	14,781	434	613	—	—	15,828
Operating expenses:
Sales and distribution expenses	10,557	318	489	2,091	457	13,912
General and administrative	—	—	—	2,297	1,349	3,646

	Nine months ended September 30, 2025
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$52,477	$944	$422	$—	$—	$53,843
Cost of goods sold	21,764	781	637	—	—	23,182
Gross profit	30,713	163	(215)	—	—	30,661
Operating expenses:
Sales and distribution expenses	23,629	700	231	6,928	365	31,853
General and administrative	—	—	—	7,781	1,271	9,052

	Nine months ended September 30, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$69,211	$1,482	$3,745	$—	$—	$74,438
Cost of goods sold	26,476	508	1,566	—	—	28,550
Gross profit	42,735	974	2,179	—	—	45,888
Operating expenses:
Sales and distribution expenses	30,388	778	2,543	6,877	1,702	42,288
General and administrative	—	—	—	9,120	4,692	13,812